Delek US Holdings Reports First Quarter 2012 Results

Company reports record first quarter earnings of $0.79 per diluted share

BRENTWOOD, Tenn., May 2, 2012 (BUSINESS WIRE) - Delek US Holdings, Inc. (NYSE: DK), a diversified energy company with assets in the petroleum refining, marketing and retail industries, today announced financial results for the first quarter 2012.

For the three months ended March 31, 2012, Delek US reported net income from continuing operations of $46.2 million, or $0.79 per diluted share, versus net income from continuing operations of $16.9 million, or $0.31 per basic share, in the first quarter 2011.

Uzi Yemin, President and Chief Executive Officer of Delek US Holdings, remarked: “Today, we reported the best first quarter financial results in the history of the Company, supported by significant contributions from the Company's refining segment. The location of our refineries, in particular the Tyler refinery, allows us to access substantial volumes of WTI-linked crude oil, including discounted crude sourced from the Midland crude hub. In addition, we sell most of our light products based upon U.S. Gulf Coast prices which have remained elevated in recent months. Together, the Tyler and El Dorado refineries sold more than 141,000 barrels per day, exceeding our overall crude nameplate capacity, taking advantage of improved refining margins and increased asphalt prices in our markets.”

Crude oil differentials widened during the first quarter 2012, as illustrated by a marked disparity between the price of West Texas Intermediate (WTI) and other crude oils. This positively impacted the benchmark Gulf Coast 5-3-2 crack spread, which averaged $23.87 per barrel during the first quarter 2012, compared to $17.54 per barrel during the same period last year.

During the first quarter we completed the acquisition of the Nettleton crude oil pipeline for $12.3 million, which is connected directly to our Tyler refinery and had previously been leased. This line carries approximately half of the crude oil processed in Tyler. In addition, we acquired a light products terminal in Big Sandy, Texas, and an associated pipeline for $11.0 million. The Big Sandy terminal will provide additional flexibility in marketing the Tyler refinery's finished products once it is re-commissioned.

As of March 31, 2012, Delek US had $235.1 million in cash and $441.2 million in debt, resulting in a net debt position of $206.1 million.

Yemin concluded, “We have made significant investments to expand our midstream businesses and improve our refining assets over the last year to better position the company for long-term success. At the same time, we have also demonstrated our commitment to shareholders by recently announcing our second special dividend in the last two quarters. As we continue to generate significant cash flow, we remain excited about our opportunities to deliver additional value to shareholders in the future.”

Refining Segment

Refining segment contribution margin increased to $116 million in the first quarter 2012, versus $54.3 million in first quarter 2011. During the first quarter 2012, the Tyler refinery generated $71.6 million in contribution margin, while the El Dorado refinery reported $44.4 million in contribution margin.

The year-over-year increase in segment contribution margin was attributable to the inclusion of the El Dorado results in the Company's consolidated statement of operations, improved Gulf Coast refined product margins and an increase in asphalt pricing. In addition, we benefited from our access to cost-advantaged domestic crude sources, such as Midland sweet crude, which traded on average $1.50 per barrel below the WTI Cushing benchmark crude during the first quarter of 2012.

Tyler, Texas Refinery

Total throughput at the Tyler refinery was 55,525 barrels per day in the first quarter 2012, versus 58,461 barrels per day in the first quarter 2011. Total sales volume was 56,840 barrels per day in the first quarter 2012, compared to 58,261 barrels per day in the first quarter 2011. The decreases were attributable to a planned maintenance shutdown that occurred during the last week of the quarter. Excluding the impact of this planned outage, the Tyler refinery operated at more than 90 percent of nameplate capacity during the first quarter 2012, versus 89.4 percent in the prior-year period.

Direct operating expense per barrel sold was $5.62 in the first quarter 2012, versus $5.59 in the first quarter 2011. The direct operating expense in the first quarter 2012 was negatively impacted by $3.3 million, which was directly associated with the planned maintenance shutdown. The maintenance work and associated catalyst change were necessary to enable the refinery to operate at the planned high utilization rates during the upcoming peak demand season.

Tyler's refining margin, excluding intercompany product marketing fees of $0.55 per barrel, was $20.03 per barrel sold in the first quarter 2012, compared to $16.42 per barrel sold for the same quarter last year.

During the first quarter, the Tyler refinery processed a crude slate that consisted primarily of West Texas Intermediate sourced via the Midland crude hub, in addition to other local domestic crude oils. Tyler produced 96.2 percent light products in the first quarter 2012.

El Dorado, Arkansas Refinery

Total throughput at the El Dorado refinery was 78,492 barrels per day in the first quarter 2012, versus 82,468 barrels per day in the fourth quarter 2011. Total sales volume increased to 85,011 barrels per day in the first quarter 2012, compared to 75,694 barrels per day in the fourth quarter 2011. El Dorado operated at 90.7 percent of nameplate capacity during the first quarter 2012, versus 95.4 percent in the fourth quarter 2011.

Direct operating expense per barrel sold was $3.31 in the first quarter 2012, a sequential decline of $0.34 versus the fourth quarter 2011. El Dorado's refining margin increased significantly to $9.04 per barrel sold in the first quarter 2012, compared to $2.09 per barrel sold in the fourth quarter 2011, supported by the widening differentials between WTI and Light Louisiana Sweet crude oils. No comparisons are made to the prior year period because the Company did not operate the El Dorado refinery during the prior year comparable period.

During the first quarter, the El Dorado refinery processed a crude slate consisting of local Arkansas crudes, West Texas crudes partly sourced via the Midland crude hub and offshore crudes. The El Dorado refinery produced 82.3 percent light products in the first quarter 2012.

Retail Segment

Retail segment contribution margin increased to $7.3 million in the first quarter 2012, versus $6.5 million in the first quarter 2011. First quarter 2012 results were positively impacted by same store merchandise sales growth of 7.6 percent. The sales growth was driven by the unusually warm winter weather in our markets, improved food service sales, as well as increased sales in nearly all merchandise categories.

Merchandise margin declined to 29.4 percent in the first quarter 2012, versus 30.8 percent in the prior-year period, primarily due to cigarette manufacturers' new retail pricing programs which began in April of last year.

At the conclusion of the first quarter 2012, the retail segment operated 375 locations, versus 404 locations at the end of the first quarter 2011.

Marketing Segment

Marketing segment contribution margin totaled $8.1 million in the first quarter 2012, versus $8.3 million in the first quarter 2011.

Total sales volume in our west Texas wholesale operation, excluding our new biodiesel and ethanol programs, increased by 5.8% to 15,383 barrels per day in the first quarter 2012, versus 14,535 in last year's first quarter. This increase was supported by increased demand for refined products in the regions we serve.

During the first quarter 2012, our Marketing segment began supplying bulk ethanol and biodiesel to our refineries and terminals, adding another growth opportunity to the segment. We supplied 4,210 barrels per day of renewable fuels to our facilities in the first quarter 2012.

Reconciliation of GAAP to Non-GAAP Financial Measures

Delek US reports its financial results in accordance with generally accepted accounting principles (GAAP). However, management believes that certain non-GAAP performance measures may provide users of financial information (i) increased transparency into the Company's operations; and (ii) additional meaningful comparisons between current results and results in prior operating periods. For these reasons, management is presenting certain adjustments to GAAP results in order to reflect the ongoing operations of the business. Management believes these measures will help investors better understand and evaluate the Company.

First Quarter 2012 Results | Conference Call Information

The Company will hold a conference call to discuss its first quarter 2012 results on May 3, 2012 at 9:00 a.m. Central Time. Investors will have the opportunity to listen to the conference call live over the Internet by going to www.DelekUS.com and clicking on the Investor Relations tab, at least 15 minutes early to register, download and install any necessary audio software. For those who cannot listen to the live broadcast, a telephonic replay will be available through August 3, 2012 by dialing (855) 859-2056, passcode 72738094. An archived version of the replay will also be available on Delek's website for 90 days.

About Delek US Holdings, Inc.

Delek US Holdings, Inc. is an integrated downstream energy business focused on petroleum refining, the wholesale distribution of refined products and convenience store retailing. The refining segment consists of refineries operated in Tyler, Texas and El Dorado, Arkansas with a combined nameplate production capacity of 140,000 barrels per day. The marketing and supply segment markets refined products through a series of owned and third-party product terminals and pipelines. The retail segment supplies fuels and merchandise through a network of approximately 375 company-operated convenience store locations operated under the MAPCO Express®, MAPCO Mart®, East Coast®, Fast Food and Fuel™, Favorite Markets®, Delta Express® and Discount Food Mart™ brand names.

Safe Harbor Provisions Regarding Forward-Looking Statements

This press release contains forward-looking statements that are based upon current expectations and involve a number of risks and uncertainties. Statements concerning our current estimates, expectations and projections about our future results, performance, prospects and opportunities and other statements, concerns, or matters that are not historical facts are “forward-looking statements,” as that term is defined under the federal securities laws.

Investors are cautioned that the following important factors, among others, may affect these forward-looking statements. These factors include but are not limited to: management's ability to execute its strategy through acquisitions and transactional risks in acquisitions; risks and uncertainties with the respect to the quantities and costs of crude oil, the costs to acquire feedstocks and the price of the refined petroleum products we ultimately sell; our competitive position and the effects of competition; the projected growth of the industry in which we operate; changes in the scope, costs, and/or timing of capital projects; losses from derivative instruments; general economic and business conditions, particularly levels of spending relating to travel and tourism or conditions affecting the southeastern United States; potential conflicts of interest between our majority stockholder and other stockholders; and other risks contained in our filings with the United States Securities and Exchange Commission.

Forward-looking statements should not be read as a guarantee of future performance or results and will not be accurate indications of the times at, or by which such performance or results will be achieved. Forward-looking information is based on information available at the time and/or management's good faith belief with respect to future events, and is subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements. Delek US undertakes no obligation to update or revise any such forward-looking statements.

Delek US Holdings, Inc
Condensed Consolidated Balance Sheets (Unaudited)
	March 31, 2012	December 31, 2011
	(In millions, except share and per share data)
ASSETS
Current assets:
Cash and cash equivalents	$235.1	$225.9
Accounts receivable	363.2	277.1
Inventory	462.7	508.0
Other current assets	27.2	39.6
Total current assets	1,088.2	1,050.6
Property, plant and equipment:
Property, plant and equipment	1,360.5	1,317.3
Less: accumulated depreciation	(280.9)	(263.5)
Property, plant and equipment, net	1,079.6	1,053.8
Goodwill	69.7	69.7
Other intangibles, net	16.4	17.5
Other non-current assets	38.0	39.0
Total assets	$2,291.9	$2,230.6
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$565.7	$521.1
Current portion of long-term debt and capital lease obligations	91.6	68.2
Current note payable to related party	18.5	6.0
Obligation under Supply and Offtake Agreement	253.8	298.6
Accrued expenses and other current liabilities	108.0	100.8
Total current liabilities	1,037.6	994.7
Non-current liabilities:
Long-term debt and capital lease obligations, net of current portion	297.1	297.9
Note payable to related party	34.0	60.5
Environmental liabilities, net of current portion	9.6	9.7
Asset retirement obligations	8.0	7.9
Deferred tax liabilities	175.1	168.1
Other non-current liabilities	32.3	38.2
Total non-current liabilities	556.1	582.3
Shareholders’ equity:
Preferred stock, $0.01 par value, 10,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value, 110,000,000 shares authorized, 58,193,395 shares and 58,036,427 shares issued and outstanding at March 31, 2012 and December 31, 2011, respectively	0.6	0.6
Additional paid-in capital	359.3	356.9
Accumulated other comprehensive income	—	1.8
Retained earnings	338.1	294.1
Non-controlling interest in subsidiaries	0.2	0.2
Total shareholders’ equity	698.2	653.6
Total liabilities and shareholders’ equity	$2,291.9	$2,230.6

Delek US Holdings, Inc.
Condensed Consolidated Statements of Operations (Unaudited)

	Three Months Ended March 31,
	2012	2011
	(In millions, except share and per share data)
Net sales	$2,170.4	$1,143.5
Operating costs and expenses:
Cost of goods sold	1,955.0	1,014.2
Operating expenses	84.4	60.2
General and administrative expenses	27.0	18.3
Depreciation and amortization	19.0	14.9
Loss on sale of assets	—	0.6
Total operating costs and expenses	2,085.4	1,108.2
Operating income	85.0	35.3
Interest expense	12.4	7.3
Income before income taxes	72.6	28.0
Income tax expense	26.4	11.1
Net income	46.2	16.9
Basic and diluted earnings per share	$0.79	$0.31
Weighted average common shares outstanding:
Basic	58,119,573	54,412,207
Diluted	58,750,074	54,567,765
Dividends declared per common share outstanding	$0.0375	$0.0375

Delek US Holdings, Inc.
Condensed Consolidated Statements of Cash Flows (Unaudited)
(In millions)

	Three Months Ended March 31,
	2012	2011
Cash Flow Data
Cash flows provided by operating activities:	$45.6	$91.2
Cash flows used in investing activities:	(44.0)	(9.7)
Cash flows provided by (used in) financing activities:	7.6	(19.9)
Net increase in cash and cash equivalents	$9.2	$61.6

Delek US Holdings, Inc.
Segment Data
(In millions)

	Three Months Ended March 31, 2012
(In millions)	Refining	Retail	Marketing	Corporate, Other and Eliminations	Consolidated
Net sales (excluding intercompany fees and sales)	$1,538.0	$445.2	$187.5	$(0.3)	$2,170.4
Intercompany fees and sales	47.7	—	47.7	(95.4)	—
Operating costs and expenses:
Cost of goods sold	1,415.0	407.5	225.4	(92.9)	1,955.0
Operating expenses	54.7	30.4	1.7	(2.4)	84.4
Segment contribution margin	$116.0	$7.3	$8.1	$(0.4)	131.0
General and administrative expenses					27.0
Depreciation and amortization					19.0
Operating income					$85.0
Total assets	$1,638.5	$418.6	$170.9	$63.9	$2,291.9
Capital spending (excluding business combinations)	$14.7	$3.6	$0.3	$2.1	$20.7

	Three Months Ended March 31, 2011
(In millions)	Refining	Retail	Marketing	Corporate, Other and Eliminations	Consolidated
Net sales (excluding intercompany fees and sales)	$575.2	$414.2	$154.1	$—	$1,143.5
Intercompany fees and sales	5.3	—	5.0	(10.3)	—
Operating costs and expenses:
Cost of goods sold	496.9	375.4	149.8	(7.9)	1,014.2
Operating expenses	29.3	32.3	1.0	(2.4)	60.2
Segment contribution margin	$54.3	$6.5	$8.3	$—	69.1
General and administrative expenses					18.3
Depreciation and amortization					14.9
Loss on sale of assets					0.6
Operating income					$35.3
Total assets	$641.9	$412.8	$82.9	$109.0	$1,246.6
Capital spending (excluding business combinations)	$3.5	$8.2	$—	$0.3	$12.0

	Three Months Ended March 31,
	2012	2011
Tyler Refinery
Days operated in period	91	90
Total sales volume (average barrels per day)(1)	56,840	58,261
Products manufactured (average barrels per day):
Gasoline	31,106	31,702
Diesel/Jet	19,998	21,902
Petrochemicals, LPG, NGLs	2,101	1,795
Other	2,102	2,445
Total production	55,307	57,844
Throughput (average barrels per day):
Crude oil	50,835	53,616
Other feedstocks	4,690	4,845
Total throughput	55,525	58,461
Per barrel of sales:
Tyler refinery operating margin	19.48	15.93
Tyler refinery operating margin excluding intercompany marketing service fees	20.03	16.42
Direct operating expenses	5.62	5.59
El Dorado Refinery
Days operated in period	91
Total sales volume (average barrels per day)(1)	85,011
Products manufactured (average barrels per day):
Gasoline	33,109
Diesel	29,619
Petrochemicals, LPG, NGLs	1,422
Asphalt	12,072
Other	1,720
Total production	77,942
Throughput (average barrels per day):
Crude oil	72,536
Other feedstocks	5,956
Total throughput	78,492
Per barrel of sales:
El Dorado refinery operating margin	$9.04
Direct operating expenses	$3.31
Pricing statistics (average for the period presented):
WTI — Cushing crude oil (per barrel)	$102.88	$94.26
Mars crude oil (per barrel)	$115.08
US Gulf Coast 5-3-2 crack spread (per barrel)	$23.87	$17.54
US Gulf Coast Unleaded Gasoline (per gallon)	$2.95	$2.59
Ultra low sulfur diesel (per gallon)	$3.16	$2.83
Natural gas (per MMBTU)	$2.44	$4.19

Marketing Segment

	Three Months Ended March 31,
	2012	2011
Days operated in period	91	90
Products sold (average barrels per day):
Gasoline	6,740	6,066
Diesel/Jet	8,582	8,440
Other	61	29
Total sales	15,383	14,535

Retail Segment

	Three Months Ended March 31,
	2012	2011
Number of stores (end of period)	375	404
Average number of stores	376	409
Retail fuel sales (thousands of gallons)	93,706	96,403
Average retail gallons per average number of stores (in thousands)	249	236
Retail fuel margin ($ per gallon)	$0.121	$0.125
Merchandise sales (in thousands)	$88,886	$86,119
Merchandise sales per average number of stores (in thousands)	$236	$211
Merchandise margin %	29.4%	30.8%
Credit expense (% of gross margin)	12.6%	12.0%
Merchandise and cash over/short (% of net sales)	0.2%	0.2%
Operating expense/merchandise sales plus total gallons	16.0%	17.2%
Change in same store fuel gallons sold	0.8%	(2.3)%
Change in same store merchandise sales	7.6%	4.0%

(1)	Sales volume includes 3,862 bpd and 838 bpd sold to the marketing and retail segments during the three months ended March 31, 2012 and 2011, respectively.